Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Chordiant Software, Inc.
Cupertino, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 9, 2007, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Chordiant Software, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
San Jose, California
July 30, 2007